Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lindsay Corporation

(Exact name of registrant as specified in its charter)

Delaware	47-0554096
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18135 Burke Street, Suite 100 Omaha, Nebraska	68022
(Address of Principal Executive Offices)	(Zip Code)

Lindsay Corporation Employee Stock Purchase Plan

(Full title of the plan)

Eric R. Arneson

Lindsay Corporation

Senior Vice President, General Counsel and Secretary

18135 Burke Street, Suite 100

Omaha, Nebraska 68022

(Name and address of agent for service)

(402) 829-6800

(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

Steven P. Amen

Kutak Rock LLP

The Omaha Building

1650 Farnam Street

Omaha, Nebraska 68102

(402) 346-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $1.00 par value	250,000 shares	$137.50	$34,375,000	$3750.32(3)

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an additional indeterminate number of shares that may be offered or issued pursuant to the Lindsay Corporation Employee Stock Purchase Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of $137.50 per share, the average of the high ($139.58) and low ($135.42) sale prices reported on the New York Stock Exchange on January 15, 2021.

(3)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001091 by the proposed maximum aggregate offering price.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon written or oral request, Lindsay Corporation (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act. A request for any of the documents described above may be directed to the Senior Vice President, General Counsel and Secretary of the Company at 18135 Burke Street, Suite 100, Omaha, Nebraska 68022 or at (402) 829-6800.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any portions of any such documents that are “furnished” and not deemed “filed” under the Exchange Act and applicable Commission rules):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2020, filed with the Commission on October 22, 2020;

(b)	The Company’s Definitive Proxy Statement on Schedule 14A for the Company’s Annual Meeting of Stockholders filed with the Commission on November 24, 2020;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2020, filed with the Commission on January 7, 2021;

(d)	The Company’s Current Reports on Form 8-K filed with the Commission on October 23, 2020, October 26, 2020, November 10, 2020, November 17, 2020, and January 7, 2021; and

(e)

The description of the Company’s Common Stock contained in the description of the registrant’s securities, filed as Exhibit 4.2 to its Annual Report on Form 10-K filed on October 31, 2019, including any amendments or reports filed with the Commission for the purpose of updating such description.

In addition, each document filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing such documents (other than any portions of any such documents that are “furnished” and not deemed “filed” under the Exchange Act and applicable Commission rules).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred by such officers and directors in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. If the action is brought by or in the right of the corporation, such indemnification may only be provided as long as, in addition to the foregoing, it is not made with respect to any claim, issue or matter as to which such officer or director has been found liable to the corporation, unless such indemnification is approved by the court. Section 145 permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

Pursuant to Article Ninth of the Company’s Restated Certificate of Incorporation, a director of the Company will not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty by such director other than liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) arising out of acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL (relating to the unlawful payments of dividends or redemption of stock) or (iv) arising from a transaction from which the director derived an improper personal benefit. In addition, such Article Ninth provides that the Company may indemnify its officers and directors to the fullest extent authorized by law, including indemnification under statutory or case law or pursuant to indemnity agreements or contracts with such persons, and the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the DGCL.

As permitted by Section 3.15 of its Bylaws, the Company has entered into Indemnification Agreements with each director and executive officer of the Company which provide for indemnity on terms consistent with the foregoing.

As permitted under Section 145 of the DGCL, the Company has purchased and maintains insurance on behalf of directors and officers against any liability asserted against such directors and officers in their capacities as such.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 14, 2006.

4.2	Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 19, 2018.

4.3	Specimen Form of Common Stock Certificate, incorporated by reference to Exhibit 4(a) to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2006.

5.1*	Opinion of Kutak Rock LLP

23.1*	Consent of Kutak Rock LLP (contained in its opinion filed as Exhibit 5.1)

23.2*	Consent of KPMG LLP

24.1*	Power of Attorney on behalf of Non-Management Directors

99.1*	Lindsay Corporation Employee Stock Purchase Plan

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 21st day of January, 2021.

LINDSAY CORPORATION

By:	/s/ Brian L. Ketcham
Name:	Brian L. Ketcham
Title:	Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Randy A. Wood	President, Chief Executive Officer and Director (Principal Executive Officer)	January 21, 2021
Randy A. Wood

/s/ Brian L. Ketcham	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 21, 2021
Brian L. Ketcham

/s/ Robert E. Brunner (1)	Chairman of the Board of Directors	January 21, 2021
Robert E. Brunner

/s/ Michael N. Christodolou (1)	Director	January 21, 2021
Michael N. Christodolou

/s/ Mary A. Lindsey (1)	Director	January 21, 2021
Mary A. Lindsey

/s/ Consuelo E. Madere (1)	Director	January 21, 2021
Consuelo E. Madere

/s/ Michael C. Nahl (1)	Director	January 21, 2021
Michael C. Nahl

/s/ David B. Rayburn (1)	Director	January 21, 2021
David B. Rayburn

(1) /s/ Brian L. Ketcham
Brian L. Ketcham, Attorney-in-Fact